Exhibit 99.1
FOR IMMEDIATE RELEASE
LIFE TECHNOLOGIES ANNOUNCES AGREEMENT TO ACQUIRE ION TORRENT
Ion Torrent’s First to Market PostLight™ Sequencing Technology to Expand Life Technologies’
Leadership Position in Sequencing
Complements Existing Sequencing Solutions Portfolio
CARLSBAD, Calif. and GUILFORD, Conn. — August 17, 2010 — Life Technologies Corporation (NASDAQ: LIFE), a provider of innovative life science solutions, today announced a definitive agreement to acquire Ion Torrent for $375 million in cash and stock.
The sellers are entitled to additional consideration of $350 million in cash and stock upon the achievement of certain technical and time-based milestones through 2012. Life Technologies’ Board of Directors has approved an additional share repurchase program in order to repurchase its shares associated with the stock portion of the consideration. The impact on total share count is expected to be neutral.
Formed by life sciences pioneer Dr. Jonathan Rothberg, founder of CuraGen, 454 Life Sciences and co-founder of Raindance Technologies, Ion Torrent has revolutionized DNA sequencing by enabling a direct connection between chemical and digital information through the use of proven semiconductor technology. Ion Torrent’s proprietary chip-based sequencing represents a new paradigm in DNA sequencing by using PostLight™ sequencing technology, the first of its kind to eliminate the cost and complexity associated with the extended optical detection currently used in all other sequencing platforms.
The first product using this technology will be the Personal Genome Machine (PGM), an easy-to-use, highly-accurate benchtop instrument optimal for mid-scale sequencing projects, such as targeted and microbial sequencing. The instrument is currently available through an early access program and will be launched later this year at an entry cost of less than $100,000. Subsequent products will benefit from cutting edge semiconductor fabrication technologies that can expand throughput at an accelerated pace, thereby dramatically lowering the cost to sequence a genome.
Gregory T. Lucier, Chairman and Chief Executive Officer of Life Technologies, said, “We believe Ion Torrent’s technology will represent a profound change for the life sciences industry, as fundamental as the one we saw with the introduction of qPCR. This technology will usher in a new era in science, one in which DNA sequencing can be done easier, faster and more cost effectively than ever before.
“By leveraging the cumulative $1 trillion already invested in semiconductor research and development, we believe that Ion Torrent will drive unprecedented scalability, delivering the solution required for future generations of sequencing,” Lucier continued. “With a heritage of more than 25 years as a leader in sequencing, Life Technologies is perfectly suited to bring such an innovative technological breakthrough to market.”
Mark Stevenson, Life Technologies’ President and Chief Operating Officer, said, “This transaction enhances our strategy of providing a complete sequencing offering to our customers across the research and applied markets. Ion Torrent’s technologies are highly complementary to our existing portfolio of sequencing CE and SOLiD platforms.”

Dr. Rothberg said, “The entire Ion Torrent team is excited to be joining the talented people at Life Technologies. Our products and mission make this an ideal and logical strategic fit for both companies. Both Ion Torrent and Life Technologies share rich cultures of innovation and excellence, and I firmly believe that Life Technologies is the right partner to bring such revolutionary technology in the sequencing arena to market.”
Dr. Rothberg will continue to lead Ion Torrent with the support of the Ion Torrent leadership team. Life Technologies intends to retain Ion Torrent’s presence in Guilford, CT and South San Francisco, CA where it has established R&D centers of excellence.
Life Technologies will finance the transaction with cash on hand, available lines of credit, and stock. Including the impact of specific cost saving initiatives, the transaction is expected to be 2 cents dilutive to Life Technologies’ earnings per share in 2010, neutral in 2011, and accretive in 2012 and beyond. Earnings per share guidance for 2010 remains unchanged at $3.35 to $3.50. Life Technologies expects to deliver double-digit earnings-per-share growth in 2011 including the impact of this transaction. Upon closing, Life Technologies expects to benefit from synergies created by combining Ion Torrent’s proprietary technologies, product pipeline and R&D capabilities with Life Technologies’ commercial channel, sample preparation, sequencing automation, informatics, and reagent expertise.
Life Technologies remains committed to a strategy of balanced capital deployment, including the execution of the previously announced $350 million share repurchase. In addition, Life Technologies reaffirms its goal of reaching 10% ROIC by 2012.
The transaction, which is expected to close in the fourth quarter, is subject to customary closing conditions, including regulatory approval.
About Life Technologies
Life Technologies (NASDAQ: LIFE) is a global biotechnology tools company dedicated to improving the human condition. Our systems, consumables and services enable researchers to accelerate scientific exploration, driving to discoveries and developments that make life even better. Life Technologies customers do their work across the biological spectrum, working to advance personalized medicine, regenerative science, molecular diagnostics, agricultural and environmental research, and 21st century forensics. Life Technologies had sales of $3.3 billion in 2009, employs approximately 9,000 people, has a presence in approximately 160 countries, and possesses a rapidly growing intellectual property estate of approximately 3,900 patents and exclusive licenses. Life Technologies was created by the combination of Invitrogen Corporation and Applied Biosystems Inc., and manufactures both in-vitro diagnostic products and research use only-labeled products. For more information on how we are making a difference, please visit our website: http://www.lifetechnologies.com.
About Ion Torrent
Ion Torrent has developed a DNA sequencing system that directly translates chemical signals (A, C, G, T) into digital information (0, 1) on a semiconductor chip. The result is a sequencing system that is simpler, faster, less expensive and more scalable than any other technology available. Because Ion Torrent produces its proprietary semiconductor chips in standard CMOS factories, it leverages the $1 trillion investment that has been made in the semiconductor industry. Ion Torrent uniquely and directly benefits from four decades of exponential improvement in semiconductor technology, expressed as Moore’s Law. Ion Torrent will launch the Ion Personal Genome Machine sequencer in 2010. Ion Torrent was founded in August 2007 by Dr. Jonathan M. Rothberg, who pioneered high-speed, massively parallel DNA sequencing. Ion Torrent is based in Guilford, Connecticut, with an office in South San Francisco. For more information about Ion Torrent, visit www.iontorrent.com.
Safe Harbor Statement

Statements contained in this press release, including statements with respect to future events and their timing, including the acquisition by Life Technologies of Ion Torrent, the expected results of operations of Ion Torrent or Life Technologies both before or following Life Technologies’ acquisition of Ion Torrent, as well as statements as to future earnings, growth, revenues, expenses, cash flow, credit profile, financing, corporate strategy and performance are “forward-looking statements” within the meaning of the federal securities laws. Although Life Technologies believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: capital market conditions; the market prices of equity securities; stock price performance; receipt of necessary government approvals; the profitability and liquidity of Life Technologies and Ion Torrent; the commitments and liabilities of Life Technologies and Ion Torrent; industry trends and Life Technologies’ plans, objectives, expectations and strategy for its business. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. Important factors which could cause actual results to differ materially from those in the forward-looking statements are detailed in filings made by Life Technologies with the Securities and Exchange Commission. Life Technologies undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.
Contact Information:

Contacts for Life Technologies	Contacts for Ion Torrent

Investor Relations:	Corporate Communications:
Eileen Pattinson	Wes Conard
760-603-7208	650-243-6000 ext. 619
ir@lifetech.com	wconard@iontorrent.com

Corporate Communications:
Farnaz Khadem
760-603-7245
Farnaz.Khadem@lifetech.com
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